American DG Energy Inc.
45 First Avenue, Waltham, MA 02451
t: +1 781.522.6000 f: +1 781.522.6050
info@americandg.com www.americandg.com    FOR IMMEDIATE RELEASE

Investor Contact:                        Media Contact:
John N. Hatsopoulos                        Bonnie Brown
American DG Energy Inc                    American DG Energy Inc
781.622.1120                            781.522.6020
john.hatsopoulos@americandg.com                bonnie.brown@americandg.com

 American DG Energy Reports Second Quarter 2016 Financial Performance
ADGE's North American operations achieve EBITDA Cash Inflow for Q2 and full year 2016

WALTHAM, Mass. - August 11, 2016 - American DG Energy Inc. (NYSE MKT: ADGE, the "Company"), an On-Site Utility provider offering clean electricity, heat, hot water and cooling solutions to hospitality, healthcare, housing and fitness facilities, reported total revenues of $2,112,148 for the second quarter of 2016, compared to $2,087,127 for the same period in 2015. GAAP diluted earnings per share (EPS) were $0.06 for the second quarter of 2016 versus the $0.02 loss reported in the comparable prior year quarter. GAAP EPS benefited from a one-time gain on the deconsolidation of former European subsidiary EuroSite Power Inc.

Speaking about the deconsolidation, Co-Chief Executive Officer Benjamin Locke noted, “It was imperative that American DG take steps to ameliorate the substantial debt burden on our balance sheet. The exchange of EuroSite Power shares for elimination of convertible debt was necessary to ensure the continued viability of the Company. EuroSite is on sound footing and executing well on their growth strategy, we are confident our former European subsidiary will thrive as a fully independent entity. There are a number of differences between the operating and market environments in the US, UK and EU; this corporate separation will allow both companies to focus on their individual territories and deploy business strategies as appropriate. We wish the team at EuroSite Power the best of luck as we take our place as enthusiastic long-term shareholders.”

Reflecting the Company's ongoing efforts to optimize its On-Site Utility business, gross margin excluding depreciation improved in second quarter of 2016 to 38.1% versus 34.5% for the same period in 2015, representing 10.4% growth in adjusted gross margin. In addition, the Company delivered a cash flow positive quarter in US operations on a non-GAAP EBITDA basis, with an inflow of $81,058 for the quarter ended June 30, 2016 as compared to outflows of $149,573 in the comparable prior year period.

Chief Financial Officer Bonnie Brown observed, “The team has been laser focused on cost cutting, operational efficiencies, and improvement in fleet performance metrics. These efforts are now producing meaningful results when North American operations are taken on a stand-alone basis. We fully expect these investments to put the company on a path to profitability, achieving non-GAAP EBITDA cash inflow of $38,378 for the year to date period is just the first step.”

Mr. Locke added, “For the second straight quarter our US operations materially reduced operating expenses; year-to-date the Company has delivered over $680,000 in operating expense reductions from management’s implementation of lean practices. Similarly, the Sites Initiative continues to drive fleet improvement. Improved efficiencies in the US fleet resulted in a 6% reduction in fuel costs, offsetting increased gas rates. On the revenue side, improved metering now allows us to accurately invoice customers for demand usage, generating 65% growth in demand-related billing over the prior year period. Additionally, electric utility rates saw an increase in the period of over 7%, although small, if sustained, this uptick is a good thing for future energy sales.”

Major Highlights:

Consolidated Financial Results

•	Our revenues increased to $2,112,148 for the second quarter of 2016 compared to $2,087,127 for the same period in 2015, an increase of $25,021 or 1.2%.

•
Due to our efforts to improve operations and efficiencies, selling expenses have decreased to $177,647 for the second quarter of 2016 compared to $308,428 for the same period in 2015, a 42.4%improvement.

•	Overall operating expenses have decreased to $1,136,069 for the second quarter of 2016 versus $1,168,872 for the same period in 2015, a 2.8% improvement, generating an expense reduction of $32,803.

•
Adjusted gross margin excluding depreciation improved by 10.4%, hitting 38.1% for second quarter of 2016 versus 34.5% for the same period in 2015. Gross margin for the second quarter of 2016 was 11.0% compared with 9.6% in 2015, reflecting the adverse impact of depreciation expense which was only partially offset by reductions in fuel, maintenance and installation related expense.

•	A one-time non-operating, predominantly non-cash gain of $3,887,098 was recognized as a result of the deconsolidation with EuroSite at the end of the quarter.

•	American DG Energy (US operations) successes:

◦
As a result of our focused efforts to improve fleet operations, non-GAAP EBITDA cash flows for US operations improved by $230,631, reaching a positive "inflow" of $81,058 in the second quarter of 2016, versus an "outflow" of $149,573 for the same period in 2015.

◦
Overall operating expenses decreased to $553,490 for the second quarter of 2016 versus $888,008 for the same period in 2015, a 37.7% improvement, generating an expense reduction of $334,518. Operating expenses benefited not only from reductions in employee headcount but also from reduced travel expense, consulting fees and rent expense.

◦	Gross margin excluding depreciation improved to 39.7% for the second quarter of 2016 compared to 38.1% for the same period in 2015, a gross margin improvement of 1.6%.

◦
In May 2016 American DG initiated a series of transactions that eliminated $9.3 million in convertible debentures ($8.5 million net of prepaid interest) in exchange for approximately 14.72 million shares in EuroSite Power (OTCQX: EUSP). These transactions significantly improved the Company's balance sheet by cutting outstanding convertible debt in half and substantially eliminated the risk of potential shareholder dilution that may have resulted from a debt to equity conversation of these securities.

◦	On August 10, 2016 American DG announced a series of transactions that will result in a reduction of convertible debt outstanding to $3.4 million with zero coupon due May 2018;

eliminate 1.02 million in outstanding warrants expiring October 2017; and will reduce the Company's stake in EuroSite Power Inc. to just 2.03% (approximately 1.7 million shares). These transactions are expected to be completed in the fourth quarter of this year and are likely to significantly improve the Company's balance sheet and prevent substantial potential shareholder dilution.

•	EuroSite Power Inc. subsidiary successes:

◦
Total revenue increased by 18.0% to $640,437 for the second quarter of 2016, compared to $542,973 for the second quarter of 2015. On a local currency basis, total revenue was GBP£446,718 for Q2 2016, 26% growth over GBP£354,514 in revenue for Q2 2015.

◦	Energy revenue grew by 20.2% to $640,014 compared to $532,604 for the prior comparable period. On a local currency basis, energy revenue grew 28.4% to GBP£446,423, up from GBP£347,744 in Q2 2015.

◦
Gross margin, excluding depreciation, improved to 34.4% versus 24.1% in Q2 2015. Overall gross margin improved by 9.8 percentage points to 16.1% for the period, compared to a 6.3% for the prior year period.

◦
Total revenue value of all contracted On-Site Utility energy agreements as of June 30, 2016 was approximately $102.12 million using various market assumptions and estimates made by management, compared to $101.1 million at June 30, 2015. On a local currency basis, total revenue value of all contracted On-Site Utility energy agreements at the end of the most recent quarter was GBP£70.3 million compared to GBP£59.7 million on June 30, 2015.

◦
In May EuroSite Power raised, via private placement of its common stock, $7.25 million at $0.575 per share. The funds were used first to pay down $2 million in debt outstanding with the remainder devoted to supporting operations and growth initiatives.

◦
On June 30, 2016 the Company further strengthened the balance sheet via substantial reduction in outstanding convertible debt. In total 3,909,260 common shares were issued at $0.54 per share in exchange for $2.1 million in senior notes. Following the conversion just $300,000 in 4% senior convertible debt, due June 2017, remains outstanding.

.

US Operations

•	Improved efficiencies in the US resulted in a 6% reduction of fuel costs for our fleet.

•
Throughout 2016 the Company has been implementing a program to upgrade our electrical metering such that we can accurately measure the CHP system’s benefit in reducing site peak electrical demand. By measuring this portion of site savings accurately, the company is eligible to collect revenue proportional to this savings. With only one third of the sites upgraded, the company was able to increase second quarter revenue attributed to demand savings year-to-year three fold ($27k to $78k).

•
Overall energy production (thermal and electrical) decreased 12%. Overall electrical production increased by 4% as the entire shortfall is attributable reduced thermal production. The reduced thermal production occurred in April, which was unusually warm.

•	Overall we increased electrical production of the ADGE developed sites by 12% in the second quarter of 2016 compared to the same period in 2015.

•
Year-over-year electric rates used as the basis for customer invoicing increased on average 7.4% making the electricity produced by our systems that much more valuable. Gas prices, on the other hand, increased by 7.9%. This likewise increases the value of our thermal energy proportionally but with negative offset relative to our fuel costs. Overall the shift in utility prices is beneficial to the Company’s profitability.

•	Revenue for the quarter was attributable to the following core markets:

Fitness	23%
Hospitality	31%
Housing	15%
Education	12%
Healthcare	12%
Other	7%
Total	100%

•	The revenue was distributed by energy type as is outlined in the following table:

Electricity	58%
Thermal	32%
Cooling	10%
Total	100%

•	In total, as of June 30, 2016, we operated 123 systems totaling 8,623kW of installed capacity with a total approximate lifetime contract value of $268,400,000 million.

•	We have a backlog of 20 systems totaling 2,295kW of installed capacity, on a consolidated basis, as of June 30, 2016.

American DG Energy will hold its earnings conference call today, August 11, 2016 at 11:30 a.m. Eastern Time. To listen, call (866) 364-3819 within the U.S., (855) 669-9657 from Canada, or (412) 902-4209 from other international locations. Participants should reference American DG Energy to access the call. We suggest you begin dialing at least 10 minutes before the scheduled starting time. Alternately, to register for and listen to the live webcast, please go to http://investors.americandg.com/webcast.

The earnings conference call will be recorded and available for playback one hour after the end of the call through Thursday August 18, 2016. To listen to the playback, call (877) 344-7529 within the U.S. (855) 669-9658 from Canada, or +1 (412) 317-0088 from other international locations and reference Replay Access Code 10090416. Following the call, the webcast will be archived for 30 days.

About American DG Energy
American DG Energy supplies low-cost energy to its customers through distributed power generating systems. We are committed to providing institutional, commercial and small industrial facilities with clean, reliable power, cooling, heat and hot water at lower costs than charged by local utilities - without any capital or start-up costs to the energy user - through our On-Site Utility energy solutions. American DG Energy is headquartered in Waltham, Massachusetts. Learn more about how American DG Energy reduces energy costs at www.americandg.com or follow us on Facebook and Twitter.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve a number of risks and uncertainties. Important factors could cause actual results to differ materially from those indicated by such forward-looking statements, as disclosed on the Company's website and in Securities and Exchange Commission filings. This press release does not constitute an offer to buy or sell securities by the Company, its subsidiaries or any associated party and is meant purely for informational purposes. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

AMERICAN DG ENERGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$3,164,151	$5,587,528
Accounts receivable, net	819,621	937,706
Unbilled revenue	14,410	12,468
Due from related party	71,832	99,548
Inventory	857,050	1,112,853
Prepaid and other current assets	448,265	752,397
Total current assets	5,375,329	8,502,500
Property and equipment, net	17,924,686	25,467,049
Investment in EuroSite	6,434,676	—
Other assets, long-term	21,359	52,829
TOTAL ASSETS	$29,756,050	$34,022,378

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$265,816	$575,248
Accrued expenses and other current liabilities	241,840	544,624
Due to related party	378,851	1,171,863
Total current liabilities	886,507	2,291,735
Long-term liabilities:
Convertible debentures	—	1,585,264
Convertible debentures due related parties	8,708,960	17,030,070
Note payable - related party	—	2,000,000
Total liabilities	9,595,467	22,907,069
Commitments and contingencies (Note 9)
Stockholders' equity:
American DG Energy Inc. stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized; 50,684,095 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	50,684	50,684
Additional paid-in capital	58,745,113	49,641,620
Accumulated deficit	(38,699,249)	(40,622,774)
Total American DG Energy Inc. stockholders’ equity	20,096,548	9,069,530
Noncontrolling interest	64,035	2,045,779
Total stockholders' equity	20,160,583	11,115,309
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$29,756,050	$34,022,378

AMERICAN DG ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	June 30, 2016	June 30, 2015
Revenues
Energy revenues	$1,973,377	$1,871,110
Turnkey & other revenues	138,771	216,017
	2,112,148	2,087,127
Cost of sales
Fuel, maintenance and installation	1,307,448	1,367,484
Depreciation expense	572,411	519,858
	1,879,859	1,887,342
Gross profit	232,289	199,785
Operating expenses
General and administrative	723,595	645,367
Selling	177,647	308,428
Engineering	234,827	215,077
	1,136,069	1,168,872
Loss from operations	(903,780)	(969,087)

Other income (expense), net
Interest and other income	8,385	168,167
Interest expense	(264,843)	(317,650)
Debt conversion expense	(224,782)	—
Gain on deconsolidation	$3,887,098	—
Change in fair value of warrant liability	—	81
	3,405,858	(149,402)

Income (loss) before provision for income taxes	2,502,078	(1,118,489)
Provision for income taxes	6,139	2,187
Consolidated net income (loss)	2,508,217	(1,116,302)
(Income) loss attributable to the noncontrolling interest	516,503	(59,759)
Net income (loss) attributable to American DG Energy Inc.	$3,024,720	$(1,176,061)

Net income (loss) per share - basic and diluted	$0.06	$(0.02)
Weighted average shares outstanding - basic and diluted	50,684,095	50,655,021

Non-GAAP financial disclosure
Loss from operations	$(903,780)	$(969,087)
Depreciation & other non-cash expense	$582,227	$532,672
Stock based compensation	$139,886	$130,430
Adjusted EBITDA	$(181,667)	$(305,985)
Grants from rebates	—	668,859
Total EBITDA cash flows *	$(181,667)	$362,874
* EBITDA (cash outflows), for the second quarter of 2016 were "Inflows" of $81,058 for American DG Energy in North America and this was offset by cash "Outflows" of $262,725 for EuroSite Power.

AMERICAN DG ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	June 30, 2016	June 30, 2015
Revenues
Energy revenues	$4,023,378	$4,261,457
Turnkey & other revenues	290,251	333,410
	4,313,629	4,594,867
Cost of sales
Fuel, maintenance and installation	2,790,106	3,095,137
Depreciation expense	1,123,487	1,028,315
	3,913,593	4,123,452
Gross profit	400,036	471,415
Operating expenses
General and administrative	1,401,325	1,506,429
Selling	331,100	649,121
Engineering	484,319	385,447
	2,216,744	2,540,997
Loss from operations	(1,816,708)	(2,069,582)

Other income (expense), net
Interest and other income	21,226	186,433
Interest expense	(601,891)	(630,106)
Debt conversion expense	(224,782)	—
Gain on deconsolidation	$3,887,098	$0
Change in fair value of warrant liability	—	6,479
	3,081,651	(437,194)

Income (loss) before provision for income taxes	1,264,943	(2,506,776)
Provision for income taxes	(60,288)	(5,168)
Consolidated net income (loss)	1,204,655	(2,511,944)
(Income) loss attributable to the noncontrolling interest	718,870	123,449
Net income (loss) attributable to American DG Energy Inc.	$1,923,525	$(2,388,495)

Net loss per share - basic and diluted	$0.04	$(0.05)
Weighted average shares outstanding - basic and diluted	50,684,095	50,695,201

Non-GAAP financial disclosure
Loss from operations	$(1,816,708)	$(2,069,582)
Depreciation & other non-cash expense	$1,146,186	$1,052,173
Stock based compensation	$200,541	$280,889
Adjusted EBITDA	$(469,981)	$(736,520)
Grants from rebates	354,745	668,859
Total EBITDA cash flows *	$(115,236)	$(67,661)
* EBITDA (cash outflows) for the first six months of 2016, were "Inflows" of $38,378 for American DG Energy in North America offset by "Outflows" of $153,614 for EuroSite Power.

AMERICAN DG ENERGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	June 30, 2016	June 30, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss) attributable to American DG Energy, Inc.	$1,923,525	$(2,388,495)
Loss attributable to noncontrolling interest	(718,870)	(123,449)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	1,146,186	1,052,173
Gain attributable to distribution of nonmonetary assets to noncontrolling interest	—	(157,870)
Gain on deconsolidation of subsidiary	(3,887,098)	—
Amortization of deferred financing costs	23,346	11,637
Amortization of convertible debt premium	(41,123)	(48,144)
Decrease in fair value of warrant liability	—	(6,479)
Non-cash interest expense	522,044	582,348
Stock-based compensation	200,541	280,889
Non-cash debt conversion expense	224,782	—
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable and unbilled revenue	(135,385)	79,981
Due from related party	27,716	(2,485)
Inventory	66,679	93,415
Prepaid and other current assets	276,079	322,700
Increase (decrease) in:
Accounts payable	(53,732)	(54,250)
Accrued expenses and other current liabilities	(49,658)	13,537
Due to related party	(793,012)	372,945
Other long-term liabilities	—	(2,227)
Net cash provided by (used in) operating activities	(1,267,980)	26,226
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,231,826)	(2,295,568)
Proceeds from sale of property and equipment	10,250	—
Partial purchase of non-controlling interest	—	(100,000)
Cash balance lost through deconsolidation	(5,127,424)	—
Net cash used in investing activities	(6,349,000)	(2,395,568)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of subsidiary common stock, net of cost	7,246,090	—
Purchases of common stock, net of costs	—	(148,510)
Payment on related party note payable	(2,000,000)	(1,000,000)
Distributions to noncontrolling interest	(52,487)	(135,582)
Net cash provided by (used in) financing activities	5,193,603	(1,284,092)

Net decrease in cash and cash equivalents	(2,423,377)	(3,653,434)
Cash and cash equivalents, beginning of the period	5,587,528	11,825,915
Cash and cash equivalents, end of the period	$3,164,151	$8,172,481
Supplemental disclosures of cash flows information:
Cash paid during the period for:
Interest	$66,764	$90,871
Income taxes	$77,498	$35,838
Non-cash investing and financing activities:
Distribution of nonmonetary assets	$—	$340,069
Conversion of convertible debentures to common stock	$2,184,264	$—
Conversion of convertible debentures to subsidiary common stock	$7,910,164	$—

AMERICAN DG ENERGY INC. (North America Only)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Non-GAAP-Unaudited)

	Three Months Ended
	June 30, 2016	June 30, 2015
Revenues
Energy revenues	$1,333,363	$1,338,506
Turnkey & other revenues	138,348	205,648
	1,471,711	1,544,154
Cost of sales
Fuel, maintenance and installation	887,082	955,277
Depreciation expense	455,685	423,115
	1,342,767	1,378,392
Gross profit	128,944	165,762
Operating expenses
General and administrative	391,427	514,962
Selling	17,242	201,405
Engineering	144,821	171,641
	553,490	888,008
Loss from operations	(424,546)	(722,246)

Other income (expense), net
Interest and other income	5,072	166,553
Interest expense	(257,257)	(305,901)
Gain on deconsolidation	3,887,098	—
Change in fair value of warrant liability	—	81
	3,634,913	(139,267)
Income (loss) before provision for income taxes	3,210,367	(861,513)
Provision for income taxes	6,139	4,375
Consolidated net income (loss)	3,216,506	(857,138)
(Income) loss attributable to the noncontrolling interest	(91,301)	(21,160)
Net income (loss) attributable to American DG Energy Inc.	$3,125,205	$(878,298)

Non-GAAP financial disclosure
Loss from operations	$(424,546)	$(722,246)
Depreciation & other non-cash expense	463,656	435,328
Stock based compensation	41,948	105,147
Adjusted EBITDA	81,058	(181,771)
Grants from rebates and incentives (reduction in basis of property)	—	32,198
Total EBITDA cash inflows (outflows)	$81,058	$(149,573)